March 6, 1992


Mr. William Schifino
Schifino & Fleisher, P.A.
201 North Franklin Street
1 Tampa City Center
Suite 2700
Tampa, Florida  33602-5174


Dear Sir:

Re:  Vindicator, Inc.
     ---------------

In consideration of the issuance of the Debenture executed by Vindicator, Inc. dated January 15, 1992, in favour of Nordion International Inc. and on behalf of, and as authorized by Nordion International Inc., we hereby surrender, for cancellation the $300,000 Convertible Subordinated Debenture between MDS Health Group Inc. (which has been duly assigned to Nordion International Inc. by assignment dated February 21, 1992) and Vindicator of Florida Inc. (now known as Vindicator, Inc.) dated July 1, 1991 (original enclosed).

                                        Yours truly,
                                        NORDION INTERNATIONAL INC.


                                        /s/ W.P. O'Neill, President
                                        -----------------------------
                                        W.P. O'Neill, President


                                        /s/ William J. Moffat
                                        -----------------------------
                                        William J. Moffat,
                                        Vice-President, Finance & CFO


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